UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2013

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held April 25, 2013. At that meeting, shareholders took the following actions with respect to the proposals described in our 2013 Proxy Statement:

1. The following directors were elected:

	For	Withheld	Broker Non-Votes
James A. Abbott	112,811,929	997,834	56,731,168
Curt S. Culver	112,713,757	1,096,006	56,731,168
Thomas M. Hagerty	108,440,735	5,369,028	56,731,168
Timothy A. Holt	113,036,793	772,970	56,731,168
Michael E. Lehman	112,803,801	1,005,962	56,731,168
William A. McIntosh	112,812,209	997,554	56,731,168
Leslie M. Muma	108,958,159	4,851,604	56,731,168
Mark M. Zandi	112,834,220	975,543	56,731,168

2.	Our Amended and Restated Rights Agreement was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
101,921,826	10,448,115	1,439,822	56,731,168

3.	The compensation of our named executive officers for 2012 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
107,246,059	6,240,614	323,090	56,731,168

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
169,081,079	1,040,793	419,059	- 0 -

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: April 26, 2013	By: \s\ Jeffrey H. Lane

Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary